Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-118128 on Form F-3 of our report dated May 18, 2005, relating to the financial statements of Nordic American Tanker Shipping Limited, appearing in this Annual Report on Form 20-F of Nordic American Tanker Shipping Limited for the year ended December 31, 2004.

Deloitte Statsautoriserte Revisorer AS
Oslo, Norway
June 30, 2005